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                                                                     EXHIBIT 5.1

                           [HUGHES & LUCE LETTERHEAD]


                                November 8, 1996





ATC Communications Group, Inc.
5950 Berkshire Lane, Suite 1650
Dallas, Texas  75225

Ladies and Gentlemen:

       We have acted as counsel to ATC Communications Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 875,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), acquired pursuant to (a) that certain Stock Option Agreement (the "Option Agreement") for the option to purchase up to 225,000 shares of Common Stock dated December 21, 1994 granted by the Company to KERS & Company, a general partnership ("KERS"), and (b) that certain Warrant (the "Warrant") for the purchase of up to 650,000 shares of Common Stock dated May 26, 1994 granted by the Company to Ladenburg Thalmann & Co., Inc. ("LTC"), as described in the Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission.

       In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

       Based on the foregoing, we are of the opinion that such shares of Common Stock have been duly authorized and, if and when issued and paid for in full upon exercise of the Option Agreement by KERS and the Warrant by LTC, each in accordance with their respective terms, will be validly issued, fully paid and nonassessable.
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November 8, 1996
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       This opinion may be filed as an exhibit to the Registration Statement.
We also consent to the reference to this firm as having passed on the validity of such shares of Common Stock under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,


                                        HUGHES & LUCE, L.L.P.